Exhibit No. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100081 on Form S-8 of United Community Financial Corp. of our report dated June 23, 2015 appearing in this Annual Report on Form 11-K of The Home Savings & Loan Company 401(k) Savings Plan for the year ended December 31, 2014.

/s/ Crowe Horwath LLP
Crowe Horwath LLP
South Bend, Indiana June 23, 2015